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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
American Capital Strategies, Ltd.
(Name of Registrant as Specified In Its Charter)
American Capital Strategies, Ltd.
(Name of Person(s) Filing Proxy Statement)

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AMERICAN CAPITAL STRATEGIES, LTD.
2 BETHESDA METRO CENTER, 14th FLOOR
BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2002

To the Stockholders:

        The Annual Meeting of Stockholders of American Capital Strategies, Ltd. (the "Company"), will be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Wednesday, May 8, 2002, at 10:00 a.m., for the following purposes:

  1.
  To elect three directors of the Company each to serve a three-year term and until their successors are elected and qualified;

  2.
  To approve the adoption of the Company's 2002 Employee Stock Option Plan;

  3.
  To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the year ending December 31, 2002; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 21, 2002, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

        A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      John R. Erickson
                       Executive Vice President, Chief
                      Financial Officer and Secretary

April 11, 2002

AMERICAN CAPITAL STRATEGIES, LTD.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Capital Strategies, Ltd. (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 8, 2002, at 10:00 a.m. at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders, which includes audited financial statements for the year ended December 31, 2001, are first being sent to the Company's stockholders ("Stockholders") on or about April 11, 2002.

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company. In the event you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the three director nominees, FOR approval of the adoption of the Company's 2002 Employee Stock Option Plan (the "2002 Employee Option Plan") increasing the number of shares available for grant thereunder, and FOR the ratification of Ernst & Young LLP as the independent accountants of the Company.

        The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matters.

        The cost of soliciting proxies on the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telecopy. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company's common stock, $0.01 par value per share ("Common Stock").

        The Board of Directors has fixed the close of business on March 21, 2002, as the record date for determining the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof ("Record Date"). On the Record Date, there were issued and outstanding 38,287,057 shares of Common Stock. Only Stockholders of the Common Stock on the Record Date are entitled to vote at the Annual Meeting and such Stockholders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

        The Company's principal executive offices are located at Two Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of February 28, 2002 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of the executive officers (the "Executive Officers"), the Executive Officers and directors as a group and each stockholder known to management of the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)
Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	3,019,300(2)	7.9%
Directors and Executive Officers
Malon Wilkus	1,394,695(3)	3.6%
Adam Blumenthal	358,795(4)	*
John Erickson	324,311(5)	*
Ira Wagner	276,035(6)	*
Mary C. Baskin	5,221(7)	*
Neil M. Hahl	20,387(8)	*
Philip R. Harper	35,859(9)	*
Stan Lundine	18,999(8)	*
Kenneth D. Peterson, Jr.	5,250(10)	*
Eugene L. Podsiadlo	4,000	*
Alvin N. Puryear	20,999(8)	*
Executive Officers and directors as a group (11 persons)	2,464,551	6.5%

*
Less than one percent.

(1)
Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock subject to options held by directors and Executive Officers of the Company that are exercisable within 60 days of March 27, 2002, are deemed outstanding for the purposes of computing such director's or executive officer's beneficial ownership.

(2)
Capital Guardian Trust Company ("Guardian"), a bank, is deemed to have beneficial ownership of 3,019,300 shares of Common Stock as a result of acting as investment manager of various institutional accounts, with respect to the shares of Common Stock directly owned by such managed accounts. Guardian has sole voting power with regard to 2,259,600 of such shares. Guardian is a wholly-owned subsidiary of Capital Group International, Inc., which may also be deemed to beneficially own such shares. The information in this footnote was obtained from Schedule 13-G filed with the Securities and Exchange Commission by Guardian for calendar year 2001.

(3)
Includes 50,561 shares allocated to the account of Mr. Wilkus as a participant in the American Capital Strategies Employee Investment and Stock Ownership Plan (the "ESOP") over which Mr. Wilkus has voting power under the terms of the ESOP, and 344,646 shares issuable upon the exercise of options.

(4)
Includes 41,021 shares allocated to the account of Mr. Blumenthal as a participant in the ESOP over which Mr. Blumenthal has voting power under terms of the ESOP, and 210,024 shares issuable upon the exercise of options.

(5)
Includes 1,198 shares allocated to the account of Mr. Erickson as a participant in the ESOP over which Mr. Erickson has voting power and 302,773 shares issuable upon the exercise of options, but does not include other shares owned by the ESOP for which Mr. Erickson is the Trustee.

(6)
Includes 1,880 shares allocated to the account of Mr. Wagner as a participant in the ESOP over which Mr. Wagner has voting power under terms of the ESOP and 274,155 shares issuable upon the exercise of options.

(7)
Includes 5,000 shares issuable upon the exercise of stock options.

(8)
Includes 16,667 shares issuable upon the exercise of stock options.

(9)
Includes 2,000 shares held in the name of Mr. Harper's wife and 66 shares issuable upon the exercise of stock options.

(10)
Includes 5,000 shares issuable upon exercise of stock options and 250 shares that are owned by Mr. Peterson's wife. Mr. Peterson disclaims beneficial ownership of such shares.

PROPOSAL 1: ELECTION OF DIRECTORS

        Pursuant to the terms of the Certificate of Incorporation, the directors are divided into three classes, composed of three directors each. The existing classes of directors hold office for terms expiring at the annual meetings of Stockholders to be held in 2002, 2003 and 2004, respectively. Stockholders elect one-third of the members of the Board of Directors annually.

        The terms of Adam Blumenthal, Neil M. Hahl and Stan Lundine will expire at the Annual Meeting and each has been nominated to stand for re-election at the Annual Meeting to hold office until the annual meeting to be held in 2005 and his successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees. The election of directors requires the vote of a plurality of the Common Stock. If the proxy card is properly executed but unmarked, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below.

        Certain information, as of the Record Date, with respect to each of the directors of the Company including the three nominees for election at the Annual Meeting and for each of the Executive Offices is set forth below.

NAME AND YEAR FIRST ELECTED DIRECTOR	AGE	BACKGROUND INFORMATION

NOMINEES FOR DIRECTOR
Adam Blumenthal* (1993)	40
		Mr. Blumenthal has served as Vice Chairman of the Board of American Capital since May 2001. From 1999 to 2001, he was the Company's President and Chief Operating Officer. From 1995 to 1999, he was Executive Vice President and from 1990 to 1995, he was a Vice President of American Capital. He was American Capital's Chief Financial Officer in 1997. Mr. Blumenthal currently serves as a Director of Mobile Tool International, Inc, and Weston ACAS Holdings, Inc., and is a member of the Investment Committee of Reserve Capital Partners, LLC.
Neil M. Hahl (1997)	53
		Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1996, Mr. Hahl served as Senior Vice President and CFO of Penn Central Corporation.
Stan Lundine (1997)	63
		Mr. Lundine has served as Of Counsel for the law firm of Sotir and Goldman since 1995 and as Executive Director of the Chautauqua County Health Network since 1997. From 1987 to 1994, he was the Lieutenant Governor of the State of New York. Mr. Lundine is a Director of US Investigations Services, Inc., and National Forge Company. From 1976 to 1986, Mr. Lundine served as a member of the U.S. House of Representatives.

DIRECTORS WITH TERMS EXPIRING IN 2003
Philip R. Harper (1997)	58
		Mr. Harper has served as Chairman, Chief Executive Officer and President, of US Investigations Services, Inc., a private investigations company, since 1996. From 1991 to 1994, Mr. Harper served a President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services-Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units. Mr. Harper is a member of the Board of Directors of Weston ACAS Holdings, Inc.
Kenneth D. Peterson, Jr. (2001)	49
		Mr. Peterson has been CEO of Columbia Ventures Corporation, a firm holding interests in businesses in the international aluminum smelting, aluminum fabrication and finishing and other industries, since 1988. He is a member of the board of directors of International Aluminum Corporation and the Washington Institute Foundation.
Malon Wilkus* (1986)	50
		Mr. Wilkus founded the Company in 1986 and has served as the Company's Chief Executive Officer since that time. From 1986 to 1999, he served and since 2001 he has also served as President. Mr. Wilkus served as Vice Chairman of the Board of Directors of the Company from 1997 to 1998 and has served as Chairman of the Board of Directors since 1998. Mr. Wilkus is past Chairman and a current Director of the National Center for Employee Ownership. Mr. Wilkus is a member of the Board of Governors of the ESOP Association. He has previously served on the boards of several employee-owned corporations.
NOMINEES WITH TERMS EXPIRING IN 2004
Mary C. Baskin (2000)	51
		Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997-1999, Ms. Baskin served as Partner for Quayle Partners, a start-up consulting firm that she help found. From 1996-1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990-1996, Ms. Baskin served as Director, Real Estate Division and Account Officer, Special Accounts Management Unit for the Bank of Montreal.

Eugene L. Podsiadlo	45
		Mr. Podsiadlo has been managing partner of Financial Foundry LLC, a product development company since 2002, and has been a consultant to Wasatch Advisors, Inc., a Salt Lake City based investment advisor and manager of the Wasatch Mutual Funds family since 2001. From 1994 until 2001, Mr. Podsiadlo was President of Warburg Pincus Funds and Managing Director of Warburg Pincus/Credit Suisse Asset Management.
Alvin N. Puryear (1998)	64
		Dr. Puryear is the Lawrence N. Field Professor of Entrepreneurship at Baruch College of the City University of New York and has been on the faculty there since 1970. He is Director of the GreenPoint Bank and GreenPoint Financial Corporation. He is also a member of the Board of Directors of the Bank of Tokyo-Mitsubishi Trust Company.
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John R. Erickson	42
		Mr. Erickson has served as Executive Vice President of the Company since 2001 and as Chief Financial Officer of the Company since 1998 and as Secretary since 1999. From 1998 to 2001, he served as a Vice President of the Company. From 1990 to 1996, he served as Chief Financial Officer of Storage USA, Inc., an operator of self-storage facilities. From 1996 to 1998, he served as President of Storage USA Franchise Corp., a subsidiary of Storage USA, Inc.
Ira Wagner	49
		Mr. Wagner has served as Executive Vice President and Chief Operating Officer of the Company since 2001 and served as a Senior Vice President of the Company in 2001 prior to becoming Executive Vice President. Mr. Wagner has served as a Senior Vice President of the Company since 2001. He has been an employee of the Company since 1997 and has held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.

*
Directors who are "Interested Persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"). Messrs. Blumenthal and Wilkus are Interested Persons because they are employees and officers of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors holds regular monthly meetings and meets on other occasions when required by special circumstances. Certain directors also serve on the Board's principal standing committees. The committees, their primary functions, and memberships are as follows:

        Executive Committee—This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the Investment Company Act of 1940, as amended (the "1940 Act"). Members of the Executive Committee are Messrs. Blumenthal, Harper, Puryear and Wilkus.

Mr. Wilkus serves as Chairman. Messrs. Wilkus and Blumenthal are "interested persons" under the 1940 Act.

        Audit Committee—This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions the Company's management and independent auditors on the application of accounting and reporting standards to the Company. Its purpose and responsibilities are more fully set forth in the committee's charter, which was adopted by the Board of Directors and is included as an Exhibit to this proxy statement. The Audit Committee also reviews the valuations of portfolio companies presented by management. The Audit Committee is presently composed of Ms. Baskin and Messrs. Hahl, Peterson and Podsiadlo. Mr. Hahl serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards, as applicable and as may be modified or supplemented.

        Compensation and Compliance Committee—This committee (formerly the Compensation Committee) has the responsibility for reviewing and approving the salaries, bonuses and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering the Company's employee stock option plans. This committee also has the responsibility for reviewing and approving matters regarding ethics, securities law compliance and portfolio company workouts. Members of this committee are Messrs. Harper, Lundine and Puryear. Mr. Harper serves as Chairman.

        The Compensation and Compliance Committee also serves as the Board of Directors' standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Nominations made by Stockholders must be made by written notice (setting forth the information required by the Company's Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to Stockholders.

        The Board of Directors held 23 formal meetings during 2001. The Executive Committee held seven formal meetings during 2001, the Compensation and Compliance Committee held 12 formal meetings during 2001 and the Audit Committee held five formal meetings during 2001. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served.

CERTAIN TRANSACTIONS

        The Company has entered into a series of loan transactions with most of the Executive Officers pertaining to the exercise of options under the Employee Option Plan. As of June 7, 1999, the Company entered into Option Exercise Agreements ("Option Exercise Agreements") with each of Messrs. Wilkus, Blumenthal and Erickson providing for such loans and pertaining to the exercise of options to purchase 117,428, 312,788 and 25,000 shares of Common Stock, respectively. As of December 12, 2000, the Company entered into an Option Exercise Agreement with Mr. Wagner pertaining to the exercise of options for 16,066 shares of Common Stock, as of March 2, 2001, March 7, 2001 and March 15, 2001, the Company entered into Option Exercise Agreements with Mr. Wilkus pertaining to the exercise of options to purchase an aggregate of 208,200 shares of Common Stock and as of March 13, 2001, the Company entered into an Option Exercise Agreement with Mr. Blumenthal pertaining to the exercise of options to purchase 185,100 shares of Common Stock, and as of May 24, 2001, the Company entered into an Option Exercise Agreement with Mr. Wagner pertaining to the exercise of options for 12,134 shares of Common Stock.

        In each case, the Company lent to the Executive Officer the full option exercise price, which ranged from $15.00 to $22.875 per share of Common Stock, plus additional sums for the payment of taxes associated with the exercise of the options. The total amounts lent were $4,230,949.29 to

Mr. Wilkus, $7,303,081.31 to Mr. Blumenthal, $411,783.09 to Mr. Erickson, and $540,962.15 to Mr. Wagner. Messrs. Erickson and Wagner have paid off their loans. Mr. Wilkus' loans remain outstanding and Mr. Blumenthal has paid down $5,104,214.72 of his loans. Each loan provides for the quarterly payment of interest with the full principal amount due at maturity, which is nine years from the date of each loan. The interest rate charged on the loans to Messrs. Wilkus, Erickson and Blumenthal for their June 7, 1999 loans is 5.27% per annum. The interest rate on Mr. Wagner's loan was 5.75% per annum and on Messrs. Wilkus and Blumenthal's March 2001 loans is 4.98% per annum and on Mr. Wagner's May 2001 loan was 4.68% per annum. Each loan is collateralized by a pledge of the shares of Common Stock purchased with the loan. In addition, the loan to Mr. Blumenthal is secured by the pledge of certain split dollar life insurance policies described below. See "EMPLOYMENT AGREEMENTS". The Company has full recourse to each Executive Officer for all amounts due under his loan. As required by the 1940 Act, each loan must be fully collateralized and will be due 60 days following termination of the Executive Officer's employment with the Company.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain details of the aggregate compensation paid to each of the three highest paid Executive Officers during 2001, as well as to each of the Executive Officers who was also a director. For the aggregate compensation received by each non-employee director, see "DIRECTOR COMPENSATION." During 2001, the Executive Officers did not receive any awards of restricted stock or any payouts pursuant to a long-term incentive plan.

2001 COMPENSATION TABLE

NAME OF PERSON, POSITION	AGGREGATE COMPENSATION FROM COMPANY(1)	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF COMPANY EXPENSE(2)
Malon Wilkus Chief Executive Officer, President and Chairman of the Board of Directors	$826,140	$4,800
Adam Blumenthal Vice Chairman and Director	523,353	4,800
John Erickson Executive Vice President, Chief Financial Officer and Secretary	531,205	4,800
Ira Wagner Executive Vice President and Chief Operating Officer	526,139	4,800

(1)
The aggregate compensation from the Company for Messrs. Wilkus and Blumenthal, includes salary in the amount of $264,000, $204,519, $201,250 and $191,561, respectively, and bonus in the amount of $562,140, $318,834, $329,955 and $334,578, respectively. See "EMPLOYMENT AGREEMENTS."
(2)
Represents the value of the Company's Common Stock allocated in 2001 to the Executive Officer's account in the ESOP.

NOTE: The named Executive Officers' estimated annual benefits under the ESOP upon retirement are not determinable.

LONG TERM INCENTIVE PLANS

        The Company currently maintains two long term incentive plans in which executive officers of the Company participate: (i) the ESOP in which all employees of the Company are eligible to participate after meeting minimum service requirements, and (ii) the Company's 2000 Employee Stock Option Plan (the "2000 Employee Option Plan"). The Company maintains no stock appreciation rights plan or defined benefit or actuarial plan. At the Annual Meeting, the Stockholders will be asked to approve the new 2002 Employee Option Plan.

        ESOP.    The Company maintains the ESOP for the benefit of its employees and enables them to share in the growth of the Company. The ESOP is a profit sharing plan, qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), designed to be invested primarily in Common Stock. The ESOP provides that participants will receive allocations of Common Stock at least equal to 3% of their annual compensation, up to certain statutory maximums. The Company has the ability to make additional contributions also subject to certain statutory maximums. Each ESOP participant vests in his or her Common Stock ESOP account over a five-year period beginning on the date of first employment. The ESOP also allows participants to make elective deferrals of a portion of their income as contribution to a Section 401(k) profit sharing plan. The Company does not match or otherwise make contributions to the profit sharing plan.

        Employee Option Plans.    The Company established the 2000 Employee Option Plan and the 1997 Stock Option Plan (the "1997 Employee Option Plan" and with the 2000 Employee Option Plan, the "Employee Option Plans") for the purpose of attracting and retaining executive officers and other key employees. Non-employee Directors may not participate. Options for a maximum of 1,828,252 shares of Common Stock were subject to issuance under the 1997 Employee Option Plan. All such options have been granted, although 97,620 of such options have been forfeited and are available for grant to other participants. Options for 1,716,393 shares of Common Stock have been exercised under the 1997 Employee Option Plan. Options for a maximum of 3,800,000 shares of Common Stock are subject to issuance under the 2000 Employee Option Plan. Of such amount, options for 3,668,746 shares have been granted and options for 1,399,741 shares have been exercised. The Compensation and Compliance Committee administers the Employee Option Plans and may grant options for a maximum of 608,782 shares to any single participant. The Compensation and Compliance Committee uses such criteria as it deems important to determine who will receive awards and the number of awarded options. The Compensation and Compliance Committee has the authority to set the exercise price for options and to adjust the exercise price following the occurrence of events such as stock splits, dividends, distribution and recapitalizations. Options may be exercised during a period of no more ten years following the date of grant. The Compensation and Compliance Committee has the discretion to set the vesting period for options and to permit the acceleration of vesting under certain circumstances. Vesting is automatically accelerated upon the occurrence of specified change of control transactions.

        The following table shows for each of the named Executive Officers (1) the number of options that were granted during 2001 under the 2000 Employee Option Plan, (2) out of the total number of options granted to all employees, the percentage granted to the named Executive Officer, (3) the exercise price, (4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price	Expiration Date
					5%	10% ($)
Malon Wilkus	344,646	14.9%	$25.00-28.87(1)	2/9/11-12/10/11(1)	$5,751,713	$14,575,970
Adam Blumenthal	117,474	5.1%	$25.00-28.87(2)	2/9/11-12/10/11(2)	$1,894,891	$4,802,026
John Erickson	218,813	9.4%	$25.00-28.87(3)	2/9/11-12/10/11(3)	$3,651,881	$9,254,584
Ira Wagner	194,155	8.4%	$25.00-28.87(4)	2/9/11-12/10/11(4)	$3,241,559	$8,214,746
Total Options Granted	2,320,311	100.0%

(1)
Options for 64,646 shares have an exercise price of $25.00 per share and expire 2/9/11; options for 200,000 shares have an exercise price of $26.10 per share and expire 5/9/11; and options for 80,000 shares have an exercise price of $28.87 and expire 12/10/11.

(2)
Options for 57,474 shares have an exercise price of $25.00 per share and expire 2/9/11; options for 50,000 shares have an exercise price of $25.75 per share and expire 5/15/11; and options for 10,000 shares have an exercise price of $28.87 and expire 12/10/11.

(3)
Options for 38,313 shares have an exercise price of $25.00 per share and expire 2/9/11; options for 130,000 shares have an exercise price of $26.10 per share and expire 5/9/11; and options for 50,000 shares have an exercise price of $28.87 and expire 12/10/11.

(4)
Options for 34,155 shares have an exercise price of $25.00 per share and expire 2/9/11; options for 70,000 shares have an exercise price of $26.10 per share and expire 5/9/11; options for 40,000 shares have an exercise price of $25.75 and expire 5/15/11; and options for 50,000 shares have an exercise price of $28.87 and expire 12/10/11.

        The following table sets forth the details of option exercises by Executive Officers and members of the Board of Directors during 2001 and the values of the unexercised options at December 31, 2001.

Option Exercises and Year-End Option Values(1)

			Options Outstanding at 12/31/2001
					Value of Options at 12/31/2001(3)
	Shares Acquired on Exercise	Value(2) Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Malon Wilkus	208,200	$732,045	344,646	—	$624,984	$—
Adam Blumenthal	92,550	196,669	210,024	—	824,049	—
John Erickson	54,740	345,231	302,773	—	856,205	—
Ira Wagner	12,134	126,684	274,155	—	787,919	—
Mary C. Baskin	—	—	5,000	10,000	27,685	55,370
Neil M. Hahl	—	—	16,666	3,334	157,182	22,628
Philip R. Harper	11,600	65,189	66	3,334	448	22,628
Stan Lundine	—	—	16,666	3,334	157,182	22,628
Kenneth D. Peterson, Jr.	—	—	—	15,000	—	24,000
Eugene L. Podsiadlo	—	—	—	15,000	—	6,000
Alvin N. Puryear	—	—	16,666	3,334	157,182	22,628

(1)
Option grants and exercises for Messrs. Hahl, Harper, Lundine, Podsiadlo and Puryear and Ms. Baskin pertain to the 1997 Disinterested Director Stock Option Plan. See "DIRECTOR COMPENSATION."

(2)
Value Realized is calculated at the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is a deemed market value, which may actually be realized only if the shares are sold at that price.

(3)
Value of unexercised options is calculated at the closing market price on December 31, 2001 ($28.35), net of the option exercise price, but before any tax liabilities or transaction costs. Options, if any, with an exercise price greater than the market price as of December 31, 2001, are shown as having no value.

DIRECTOR COMPENSATION

        During 2001, each non-employee director received an annual retainer fee of $15,000 (non-employee directors who chaired a Board of Directors committee received a retainer of $17,500) and a fee of $1,000 for each meeting of the Board of Directors or each separate committee meeting attended. For 2002, each non-employee director will be paid an annual retainer of $20,000 (non-employee directors who chair a Board of Directors committee will receive a retainer of $25,000) and a fee of $1,000 for each meeting of the Board of Directors or each separate committee meeting attended. Directors are reimbursed for out-of-pocket expenses incurred in connection with Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for service as a member of the Board of Directors.

        The following table sets forth the compensation received by each non-employee director during 2001:

NAME	2001 COMPENSATION
Mary C. Baskin	$48,000
Neil M. Hahl	$49,000
Philip R. Harper	$59,000
Stan Lundine	$54,000
Kenneth D. Peterson, Jr.	$33,000
Eugene L. Podsiadlo	$0
Alvin N. Puryear	$56,000

DIRECTOR OPTION PLAN

        The Company established the 1997 Disinterested Director Stock Option Plan (the "Director Option Plan") for directors who are not employees of the Company. As of May 14, 1999, the SEC granted an exemption for the Director Option Plan, which was required under the 1940 Act for the Director Option Plan to become effective. The Director Option Plan provides for the issuance to participants of options to purchase an aggregate of 150,000 shares of Common Stock. Messrs. Hahl, Harper and Lundine, directors who were directors on the date of Board of Directors approval of the Director Option Plan, November 6, 1997, received automatic grants of options to purchase 15,000 shares of Common Stock. Dr. Puryear was granted options as of September 15, 1998, the date he became a director, conditioned on the issuance of the SEC exemption order. In addition, as of May 15, 2000, Messrs. Hahl, Harper, Lundine and Puryear received grants of options to purchase an additional 5,000 shares each. Ms. Baskin, Mr. Peterson and Mr. Podsiadlo were granted options for 15,000 shares each on June 15, 2000, and January 15, 2001 and November 15, 2001, respectively. Such options vest over a three-year period on each of the first three anniversaries of the respective dates noted above. The exercise price for the original option grants is $18.625 per share, which was the closing price of the Common Stock on the Nasdaq Stock Market as of May 14, 1999, the date the SEC exemption order became effective. The other options have exercise prices equal to the closing price of the Common Stock on the day preceding the date of grant.

        All options expire ten years from the date of grant except that the original grants to Messrs. Hahl, Harper and Lundine expire on November 6, 2007 and Dr. Puryear's initial options expire on September 15, 2008. Vesting of options will be automatically accelerated upon the occurrence of specified change of control transactions and certain other events including the death or disability of the director. Options to purchase a maximum of 25,000 shares may be issued to any single participant under the Director Option Plan. The Director Option Plan is currently administered by the Company's Executive Committee. In 2000, the Board of Directors adopted and the Stockholders approved the adoption of the 2000 Disinterested Stock Option Plan providing the issuance of options to purchase up to 150,000 shares of Common Stock. Before such plan may become effective and options may be issued thereunder, the SEC must grant an exemptive order.

EMPLOYMENT AGREEMENTS

        The Company has employment agreements with Messrs. Wilkus, Blumenthal, Erickson and Wagner. The agreements of Messrs. Wilkus and Blumenthal provide for a five-year term. However, two years before expiration of each agreement, its term will be automatically renewed for an additional year, unless either party has given six months advance written notice that the automatic extensions are to cease. The agreements of Messrs. Erickson and Wagner each provide for a one year term that renews so that there is always one year remaining. The employment agreements generally require each executive to devote substantially all of his business, time, attention, skill and effort to the Company except Mr. Blumenthal's agreement allows him significant latitude to be involved in other business ventures.

        The base salary under the employment agreements of Messrs. Wilkus and Blumenthal is $150,000 per year. Mr. Erickson's employment agreement provides for an annual base salary of $125,000 and Mr. Wagner's employment agreement provides for a base salary of $200,000. The Board of Directors has the right to increase the base salary during the term and also, generally, to decrease it, but not below the original base salary, and has adjusted the base salaries of Messrs. Wilkus, Erickson and Wagner to $345,000, $260,000 and $260,000, respectively. The employment agreements provide that the executives are entitled to participate in a performance based bonus program under which Mr. Wilkus will receive up to 200% of his base salary, Mr. Wagner will receive up to 160% of his base salary, Mr. Erickson will receive up to 125% of his base salary and Mr. Blumenthal will receive up to 100% of his base salary depending on the Company's performance against certain criteria to be established annually by the Compensation and Compliance Committee of the Board of Directors. In certain cases, the Compensation and Compliance Committee has chosen to set such maximums to a higher percentage of base salary. Mr. Wilkus will be entitled to receive 5% of this bonus regardless of the Company's performance.

        If the Company should terminate an executive's employment (other than Mr. Blumenthal) by reason of the executive's disability, Mr. Wilkus would be entitled for two years and Messrs. Erickson and Wagner would each be entitled for one year each to receive from the Company the difference between his base salary plus annual bonus and any long-term disability benefits. Additionally, the executive's unvested options that would have vested within one year of the disability termination would vest. Vested options would expire unless exercised within 18 months of the termination date. If the Company should terminate an executive's employment for any reason other than a disability or misconduct, Mr. Wilkus would be entitled to receive his base salary and bonus for two years, Mr. Wagner would be entitled to receive his base salary for 18 months and the bonus for the year in which he is terminated and Mr. Erickson would receive a $60,000 severance payment. Mr. Wilkus could choose to forgo the payments and thus obtain a release from non-compete provisions applicable during this period. These payments would also be to Mr. Wilkus if he resigned with good reason, which generally includes conduct by the Company materially and adversely changing the his responsibilities and duties, a material breach by the Company of the employment agreement or a change in control of the Company. Additionally, Mr. Wilkus' unvested stock options would generally vest if his employment were terminated for any reason other than a disability or misconduct or if he resigned with good reason.

        The employment agreement of Mr. Blumenthal contains certain additional rights in the event of employment termination, other than as a result of death or his misconduct, and if he either has a purchase note outstanding under an Option Exercise Agreement or, as described below, an unamortized premium payment under a Split Dollar Agreement. In such circumstances, at his election, Mr. Blumenthal and the Company would enter into a supplemental employment agreement providing for continued employment with the Company for nominal consideration and with limited duties, which would be continued through the term of any such purchase note and Split Dollar Agreement.

        Under each of the employment agreements (other than Mr. Blumenthal's), if the executive dies, his estate will be entitled to receive the annual bonus in the year of death. Additionally, he will be considered to have vested on the date of death in those options that would vest within one year of the date of death, and would forfeit any unvested options. All such vested options would expire unless exercised within 18 months of the date of death.

        The employment agreements of all executives other than Mr. Blumenthal provide that in the event that the Company should terminate the executive's employment as a result of the executive's misconduct or in the event that the executive voluntary terminates his employment for other than good reason, all unvested stock options would be forfeited and the executive would have no more than 90 days to exercise any unexercised options.

        Upon termination of employment, an executive would be subject to certain non-compete covenants. These covenants would generally apply for the longer of one year and the period the executive is receiving severance payments. However, as noted above, during periods when Mr. Wilkus is receiving severance payments from the Company, he may terminate covenants prohibiting competition by foregoing such payments.

        Mr. Blumenthal has also entered into a "Split Dollar Agreement" entitling him to participate in a split dollar life insurance program. Under the program, the Company has paid the premium of a life insurance policy on the life of Mr. Blumenthal, with him being deemed to receive income each year generally equal to a level amortization of the premium over a ten-year period. While Mr. Blumenthal is the owner of the policy, the Company retains an interest in the policy equal to the unamortized amount of the premium. Upon termination of employment, Mr. Blumenthal will generally have an obligation to pay to the Company the unamortized premium amount. In addition, for so long as he remains an employee of the Company, the Company will purchase a term life insurance policy in the amount of the unamortized premium payment due on the split dollar policy. The total premiums paid or to be paid on the split dollar policies of Mr. Blumenthal are $1,825,000. Mr. Blumenthal has pledged the split dollar insurance policy and benefits payable thereunder as collateral for certain loans extended to them by the Company for the purchase of Company Stock in connection with his exercise of options under the Employee Option Plan. See "CERTAIN TRANSACTIONS."

PROPOSAL 2: APPROVAL OF THE ADOPTION OF
THE 2002 EMPLOYEE OPTION PLAN
INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT

GENERAL INFORMATION

        The 2002 Employee Option Plan was approved by the Board of Directors on March 28, 2002. The Compensation and Compliance Committee, which consists entirely of directors who are not employees of the Company, reviewed the 2000 Employee Option Plan and concluded that the number of shares authorized and available for grant under the 2000 Employee Option Plan is now insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve Company objectives. The Compensation and Compliance Committee and the Board of Directors believe that stock-based incentive compensation, particularly through the award of stock options, is a key element of officer and key employee compensation. Stock-based compensation advances the interests of the Company by encouraging and providing for the acquisition of equity interests in the Company by officers and key employees, thereby providing substantial motivation for superior performance and more fully aligning their interests with the interests of Stockholders.

        The Company competes with private equity firms for its investment professionals. Such funds typically provide a carried interest in each newly-raised fund to their general partners and employees. The Company believes that its Employee Option Plans must provide an economic interest in the Company similar to that generally gained by partners and employees in private equity funds. There remain options for only 228,874 shares available for option grants under the existing Employee Option Plans and of the unforfeited options for 5,399,378 shares granted under the existing Employee Option Plans, options for 3,116,134 shares have been exercised. Considering the importance of the Employee Option Plans to the Company, the 35.7% growth in the number of outstanding shares of Common Stock since the May 2001 annual meeting of Stockholders at which the number of shares available for grants under the 2000 Employee Option Plan was increased and the limited number of options available for grant, the Compensation and Compliance Committee and the Board of Directors have approved, and are submitting to the Stockholders for approval, the 2002 Employee Option Plan which provides for the awarding of option to purchases of 1,950,000 shares of Common Stock, or 5.1% of the 38,287,057 shares of Common Stock outstanding as of March 21, 2002. Such 1,950,000 shares of Common Stock represents 20.0% of the number of shares of Common Stock sold by the Company in 2001 to the public in a series of follow-on offerings of Common Stock and under the Company's dividend reinvestment plan. A copy of the 2002 Employee Option Plan appears as Exhibit I to this Proxy Statement.

SUMMARY OF MATERIAL PROVISIONS OF THE 2002 EMPLOYEE OPTION PLAN

        The following is a summary of certain provisions of the 2002 Employee Option Plan. The Company proposes to establish the 2002 Employee Option Plan for the purpose of attracting and retaining executive officers and other key employees. Non-employee directors of the Company are not eligible to participate. Options granted under the 2002 Employee Option Plan may be exercised for a period of no more than ten years from the date of grant. Unless sooner terminated by the Company's Board of Directors, the 2002 Employee Option Plan will terminate on May 8, 2012, and no additional awards may be made under the 2002 Employee Option Plan after that date. The maximum number of shares that may be covered by options granted under the 2002 Employee Option Plan for a single participant is 608,782.

        Options granted under the 2002 Employee Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISO"), or non-qualified stock options, and entitle the optionee, upon exercise, to purchase shares of Common Stock from the Company at a specified exercise price per share. Incentive stock options must have a per share exercise price of no less than the fair market value or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of a share of Common Stock on the date of the grant. Non-qualified stock options granted under the 2002 Employee Option Plan must have a per share exercise price of no less than the fair market value of a share of Common Stock on the date of the grant. Options are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee's lifetime only by the optionee.

        The Compensation and Compliance Committee will administer the 2002 Employee Option Plan and have the authority, subject to the provisions of the 2002 Employee Option Plan, to determine who will receive awards under the 2002 Employee Option Plan and the terms of such awards. The Compensation and Compliance Committee will have the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. However, without the approval of the Company's Stockholders, and except in connection with a stock split, stock dividend or similar event, the Compensation and Compliance Committee will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

        The Compensation and Compliance Committee may provide, if permitted by applicable law, that the exercise price of an option may be paid in Common Stock. The Compensation and Compliance Committee may also permit a "cashless exercise" arrangement whereby an optionee, without payment of the exercise price, receives upon exercise, shares having an aggregate fair market value equal to the product of (i) the excess of the fair market value of a share on the exercise date over the exercise price and (ii) the number of shares covered by the option.

        The 1940 Act imposes certain requirements on options that would be granted under the 2002 Employee Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the Common Stock at the time of grant, that the plan must be approved by the stockholders and a majority of the Company's directors who are not Interested Persons, and the corporation not have a profit-sharing plan as described in the 1940 Act.

        The following is a brief summary of the Federal income tax aspects of stock options that would be granted under the 2002 Employee Option Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        1.    ISOs.    No taxable income is realized by the participant upon the or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (ii) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

        If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

        Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

        2.    Non-qualified Stock Options.    With respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

CONCLUSION AND RECOMMENDATION; VOTE REQUIRED

        The Board of Directors believes that it is in the best interests of the Company and its Stockholders to adopt the 2002 Employee Option Plan, which increases the number of shares available for grant thereunder, to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company's Stockholders.

        A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002s EMPLOYEE OPTION PLAN.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as independent public accountants for the Company since 1993 and at a meeting on March 28, 2002, the Board of Directors (including all members of the Board of Directors who are not "interested persons" of the Company, as defined in the 1940 Act) approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the financial statements of the Company for 2002. This selection is subject to ratification or rejection by the Stockholders. Ernst & Young LLP has no financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Please refer to the section entitled "INDEPENDENT AUDITORS" for further information. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS TO THE COMPANY.

        Ernst & Young LLP performed various audit and other services for the Company during 2001. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, internal control reviews required by certain contractual agreements or requested by the Company's management, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

        The following presents a summary of the 2001 fees paid to Ernst & Young LLP:

			All Other
	Audit	IT	Audit-Related	Nonaudit Related	Total All Other	Total Fees
December 31, 2001	$224,000	$—	$108,000	$378,000	$486,000	$710,000

Audit Fees

        The Company paid fees of approximately $224,000 to Ernst & Young LLP for the 2001 annual audit, including the audit of the consolidated financial statements, timely quarterly reviews.

Financial Information Systems Design and Implementation Fees

        The Company did not pay any financial information systems design and implementation fees to Ernst & Young LLP during 2001.

All Other Fees

        The Company paid fees of approximately $486,000 to Ernst & Young LLP for all other services provided by it during 2000, including audit related services of $108,000 and nonaudit services of $378,000. Audit related services generally include fees for services relating to the Company's Form N-2 filing with the SEC and related offerings, and internal control and compliance procedures related to the Company's securitization transactions and other borrowings. The nonaudit services generally consisted of due diligence activities related to investments by the Company. The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence.

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors of the Company has appointed an Audit Committee composed of four directors, Ms. Baskin and Messrs. Hahl, Peterson and Podsiadlo, each of whom is independent as defined in the NASD listing standards. The charter of the Audit Committee was included as Exhibit I to the Proxy Statement for the 2001 Annual Meeting.

        The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Ernst & Young LLP, the Company's independent auditors for 2001.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

        The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young's independence with Ernst & Young LLP, and has considered the compatibility of nonaudit services with the auditor's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 30, 2001, be included in the Company's Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission. The Audit Committee also recommends the selection of Ernst & Young LLP to serve as independent accountants for such year ended December 31, 2002.

THE AUDIT COMMITTEE

Neil M. Hahl, Chairman
Mary C. Baskin
Kenneth D. Peterson, Jr.
Eugene L. Podsiadlo

Use Of Report Of The Audit Committee

        In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee and the Audit Committee Charter is not

"soliciting material" and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the disclosure requirements of Item 405 of SEC Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, The Nasdaq Stock Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers, directors and greater than 10% beneficial owners, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and stockholders were timely satisfied except that Mr. Blumenthal filed late two Form 4's covering sale of Common Stock on nine separate dates, Mr. Wagner filed late a Form 3, Mr. Podsiadlo filed late a Form 3, Mr. Erickson filed late a Form 4 related to the sales of Common Stock on three separate dates and Mr. Harper filed late two Form 4's covering three separate exercises of stock options.

PROPOSALS OF STOCKHOLDERS

        Any proposal intended to be presented for action at the 2003 Annual Meeting of Stockholders by any stockholder of the Company must be received by the Secretary of the Company not later than December 1, 2002, in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2003 Annual Meeting of Stockholders. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in Company's proxy statement and proxy form relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all the requirements for such inclusion established by the Securities and Exchange Commission in effect at that time.

METHOD OF COUNTING VOTES

        All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for Director. Abstentions and "non-votes' will be counted as present only for purposes of determining a quorum. Abstentions are treated as votes against the proposals presented to the Stockholders other than the election of directors. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "non-vote" occurs when a nominee holding shares on behalf of a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

FINANCIAL STATEMENTS AVAILABLE

        A copy of the Company's 2001 Annual Report containing audited financial statements accompanies this Proxy Statement. Such financial statements are hereby incorporated herein by reference.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE YEAR ENDED DECEMBER 31, 2001. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO KELLEY GREGORY, INVESTOR RELATIONS, AMERICAN CAPITAL STRATEGIES, LTD., 2 BETHESDA

METRO CENTER, 14th FLOOR, BETHESDA, MARYLAND 20814. REQUESTS MAY ALSO BE DIRECTED TO MS. GREGORY AT (301) 951-6122 OR TO kelley_gregory@american-capital.com ON THE INTERNET. COPIES MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC'S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

REPURCHASES OF COMMON STOCK

        Common stock of closed-end investment companies frequently trades at discounts from net asset value. The Company cannot predict whether its shares of Common Stock will trade above, at or below the net asset value thereof. The market price of the Company's shares is determined by, among other things, the supply and demand for its shares, its investment performance and investor perception of its overall attractiveness as an investment as compared with alternative investments. The Company, subject to compliance with the 1940 Act and other applicable law, may repurchase on the open market or in privately negotiated transactions, outstanding shares of the Company. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

OTHER MATTERS

        The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

DETACH HERE

PROXY

AMERICAN CAPITAL STRATEGIES, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL
STRATEGIES, LTD. (THE "COMPANY") TO BE HELD ON MAY 8, 2002.

        The undersigned hereby appoints John Erickson and Thomas McHale and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on May 8, 2002, at 10:00 a.m., local time, and any adjournments thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example

        Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the election of all nominees for Director.

1.	Election of Directors. Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT AS SPECIFIED BELOW
	Adam Blumenthal, Neil M. Hahl and Stan Lundine	☐	☐

		FOR	AGAINST	ABSTAIN

2	Approval of the Company's 2002 Employee Stock Option Plan.

3.	Ratification of appointment of Ernst & Young LLP as auditors.

4.	In their discretion on any matter that may properly come before said meeting or any adjournment thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.
PLEASE SIGN HERE AND RETURN PROMPTLY.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2002
PROXY STATEMENT
GENERAL
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1: ELECTION OF DIRECTORS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
2001 COMPENSATION TABLE
LONG TERM INCENTIVE PLANS
Option Exercises and Year-End Option Values(1)
DIRECTOR COMPENSATION
DIRECTOR OPTION PLAN
EMPLOYMENT AGREEMENTS
PROPOSAL 2: APPROVAL OF THE ADOPTION OF THE 2002 EMPLOYEE OPTION PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT
PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS
METHOD OF COUNTING VOTES
FINANCIAL STATEMENTS AVAILABLE
REPURCHASES OF COMMON STOCK
OTHER MATTERS